Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 7 to the Registration Statement on Form F-1 of D.E MASTER BLENDERS 1753 B.V. of our report dated 24 May 2012 relating to the combined financial statements of the International Coffee and Tea Operations of Sara Lee Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Accountants N.V.

Amsterdam, The Netherlands

1 June 2012

/s/ Huub C. Wüst RA